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                                                                      EXHIBIT H6


                                  1,200 SHARES


                     THE NEW AMERICA HIGH INCOME FUND, INC.


                      SERIES C AUCTION TERM PREFERRED STOCK
                   (LIQUIDATION PREFERENCE $25,000 PER SHARE)


                             UNDERWRITING AGREEMENT


                                                                October __, 2003

LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

          The New America High Income Fund, Inc., a Maryland corporation (the "Company"), proposes to sell 1,200 shares of its Auction Term Preferred Stock, Series C, par value $1.00 per share, with a liquidation preference of $25,000 per share (the "Stock"). The Stock will be authorized by, and subject to the terms and conditions of, the articles supplementary to be adopted in connection with the issuance of the Stock (the "New Articles Supplementary") and the articles supplementary for the existing Series C Auction Term Preferred Stock, as amended, to the extent applicable to the Stock (together with the New Articles Supplementary as amended or supplemented to the date hereof, the "Articles Supplementary"), in the form filed as an exhibit and incorporated by reference to the Registration Statement defined in Section 1(a). The Company and the Company's investment adviser, T. Rowe Price Associates, Inc., a Maryland corporation (the "Investment Adviser"), wish to confirm their agreement with Lehman Brothers Inc. ("Lehman" or the "Underwriter") concerning the purchase of the Stock from the Company by the Underwriter.

          The Company has entered into (i) an Investment Advisory Agreement with the Investment Adviser dated December 2, 2002 (the "Advisory Agreement"), (ii) a Custodian Contract with State Street Bank and Trust Company dated February 11, 1988 (the "Custodian Agreement") and (iii) an Auction Agent Agreement dated as of May 6, 1997 between the Company and Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company (the "Auction Agent Agreement"). Collectively, the Advisory Agreement, the Custodian Agreement and the Auction Agent Agreement are referred to herein as the "Company Agreements." This Underwriting Agreement is herein referred to as the "Agreement."

          1. WARRANTIES AND AGREEMENTS OF THE COMPANY. (a) The Company represents, warrants and agrees that:

          (a) A registration statement on Form N-2 with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the United States Securities and Exchange Commission (the "Commission") thereunder (the "Securities Act Rules and Regulations"), the Investment Company Act of 1940, as amended (the "1940 Act," and together with the Securities Act, the "Acts"), and the rules and regulations of the Commission thereunder (the "1940 Act Rules and Regulations" and together with the Securities Act Rules and Regulations, the "Rules and Regulations"), (ii) been filed with the Commission under the Acts and (iii) become effective under the Securities Act. If any post-effective amendment to such registration statement has been filed with the Commission prior to execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, "Effective Time" means the date and time as of which such registration statement or the

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most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the "Effective Time"; "Preliminary Prospectus" means each prospectus and related statement of additional information included in such registration statement, or amendments thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with your consent pursuant to Rule 497(a) of the Securities Act Rules and Regulations; or any document required to be filed with the Commission pursuant to Rule 482 of the Securities Act Rules and Regulations (whether or not filed pursuant to Rule 497 of the Securities Act Rules and Regulations ("Rule 497") thereunder); "Registration Statement" means the registration statement referred to in this Section 1(a), as amended at the Effective Time, including all information contained in the final prospectus and statement of additional information filed with the Commission pursuant to Rule 497 and deemed to be a part thereof as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Securities Act Rules and Regulations; and "Prospectus" means such final prospectus relating to the Stock as first filed pursuant to Rule 497(h) of the Securities Act Rules and Regulations ("Rule 497(h)").

          (b) A notification of registration of the Company as an investment company under the 1940 Act on Form N-8A (the "1940 Act Notification") has been filed with the Commission under the 1940 Act and complied in all material respects with the requirements of the 1940 Act and the 1940 Act Rules and Regulations.

          (c) The Registration Statement conforms and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Acts and the Rules and Regulations and do not and will not, as of the Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the 1940 Act Notification complied in all material respects with the requirements of the 1940 Act and the 1940 Act Rules and Regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the 1940 Act Notification or the Prospectus in reliance upon and in conformity with written information furnished to the Company by you specifically for inclusion therein.

          (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Maryland, is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required, whether by reason of its ownership or leasing of property or the conduct of its business, except where failure to do so will not have a material adverse effect on business, management, financial condition, stockholders equity or results of operations of the Company (a "Material Adverse Effect"). The Company has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged; the Company has no subsidiaries.

          (e) The Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization and Information Regarding Senior Securities--Capitalization" and "Capitalization and Information Regarding Senior Securities--Pro-Forma Capitalization." All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, were issued in compliance with federal and state securities laws, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus under the headings "Description of ATP" and "Description of Common Stock."

          (f) The Stock to be issued and sold by the Company hereunder has been duly and validly authorized and, when issued and delivered against payment therefor in accordance with the Agreement, as provided herein, will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement under the heading "Description of ATP". Upon payment for and delivery of the Stock to be sold by the Company pursuant to this Agreement, the Stock will be owned by you free and clear of any security interest, mortgage, pledge, lien, preemptive or subscription rights, encumbrance, claim or equity.

          (g) This Agreement and each of the Company Agreements have been duly authorized, executed and delivered by the Company and constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Company's

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obligations hereunder and thereunder may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles, whether considered in a proceeding in equity or at law, and an implied covenant of good faith and fair dealing.

          (h) The execution, delivery and performance of this Agreement and the Company Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not conflict with or (i) result in a breach or violation by the Company of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company are subject, (ii) result in any violation of the provisions of the corporate charter, including the Articles Supplementary, or by-laws of the Company, or (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets except in the case of clauses (i) and (iii), such conflicts, breaches or violations, individual by or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by you and the rating agency confirmations required pursuant to Part I, Section 12(c) of the Articles Supplementary, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Company Agreements and the consummation of the transactions contemplated hereby and thereby.

          (i) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. The holders of outstanding shares of the Company's capital stock are not entitled to preemptive or other rights to subscribe for the Stock. There are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company.

          (j) The Company has not sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business that has had, or could reasonably be expected to have, a Material Adverse Effect, other than as a result of fluctuations in the value of the Company's portfolio securities or other events affecting the issuers thereof, whether from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date, there has not been any material adverse change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity, results of operations or business of the Company that has had a Material Adverse Effect, other than as a result of fluctuations in the value of the Company's portfolio securities or other events affecting the issuers thereof, other than as set forth or contemplated in the Prospectus.

          (k) The financial statements (including the related notes thereto) filed as part of the Registration Statement or included in the Prospectus present fairly, in all material respects, the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

          (l) KPMG LLP, who have certified certain financial statements of the Company, whose report appears in the Registration Statement and who have delivered the letter or letters referred to in Section 9(g) hereof, have represented to the Company that they are independent public accountants as required by the Acts and the Rules and Regulations.

          (m) The Company carries a fidelity bond sufficient to satisfy the requirements of Rule 17g-1 under the 1940 Act.

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          (n)     There are no legal or governmental proceedings pending to
which the Company is a party or of which any property or assets of the Company is the subject which is reasonably likely to be determined adversely to the Company and, if determined adversely to the Company, would be reasonably likely to have a Material Adverse Effect other than as a result of fluctuations in the value of the Company's portfolio securities or other events affecting the issuers thereof; and to the Company's knowledge, no such proceedings are threatened by governmental authorities or threatened by others.

          (o) There are no contracts or other documents which are required to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement by the Acts or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference.

          (p) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, suppliers or service providers of the Company on the other hand, which is required to be described in the Registration Statement or the Prospectus and which is not so described.

          (q) The Company has filed all federal, state and local income tax returns required to be filed through the date hereof and is not in material default in the payment of any taxes which are shown as payable on said returns or any assessments with respect thereto, and the Company reasonably does not have any knowledge of any tax deficiency, other than as a result of fluctuations in the value of the Company's portfolio securities or other events affecting the issuers thereof, determined adversely to the Company nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might have a Material Adverse Effect.

          (r) Since the date as of which information is given in the Registration Statement and the Prospectus through the date hereof, and except as may otherwise be disclosed therein, the Company has not (i) issued or granted any securities, except for dividends or distributions of securities made in the ordinary course of business consistent with past practice, (ii) incurred any liability or obligation, direct or contingent, other than non-material liabilities and obligations with respect to the Company which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business which are material with respect to the Company or
(iv) declared or paid any dividend on its capital stock, except for dividends or distributions of securities made in the ordinary course of business consistent with past practice.

          (s) The Company maintains internal accounting controls which provide reasonable assurance that (A) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, and (B) access to its assets is permitted only in accordance with management's authorization.

          (t)     The Company is not (i) in violation of its charter or by-laws,
(ii) in default in any material respects, and no event has occurred which, with notice or lapse of time or both, would constitute such a material default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets are subject except for such defaults that would not result in a Material Adverse Effect or (iii) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

          (u) Neither the Company nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, to the knowledge of the Company, has used any funds of the Company for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from any funds of the Company, violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (v) Neither the Company nor any employee or agent of the Company, to the knowledge of the Company, has made any payment of funds of the Company or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

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          (w)     The Company does not know of any contracts, agreements or
understandings between the Company and any person that would give rise to a valid claim against the Company or you for a brokerage commission, finder's fee or other like payment in connection with this offering of Stock.

          (x) The Company, subject to the filing of the Prospectus under Rule 497 under the 1933 Act Rules and Regulations, has taken all required action under the Securities Act, the 1940 Act and the Rules and Regulations to make the public offering and consummate the sale of the Stock as contemplated by this Agreement.

          (y) Except as stated in this Agreement and in the Prospectus (and any amendment or supplement thereto), the Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Stock to facilitate the sale or resale of the Stock.

          (z) The Company is duly registered under the 1940 Act as a closed-end, diversified management investment company and the 1940 Act Notification has been duly filed with the Commission, and, at the time of filing thereof and at the time of filing any amendment or supplement thereto, conformed in all material respects with all applicable provisions of the 1940 Act and the 1940 Act Rules and Regulations. The Company has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement (or any amendment or supplement to either of them).

          (aa) The Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses (collectively, the "Intellectual Property") necessary for the conduct of its business (as described in the Prospectus), except where lack thereof would not result in a Material Adverse Effect.

          (bb) All advertising, sales literature, promotional materials or any other materials or information (including "prospectus wrappers," "broker kits" and any roadshow or investor presentations), whether in oral, printed or electronic form, prepared or authorized in writing by the Company for use in connection with the offering and sale of the Stock (collectively, the "Marketing Materials") complied and comply in all material respects with the applicable requirements of the Securities Act, the Securities Act Rules and Regulations and the rules and interpretations of the National Association of Securities Dealers, Inc. ("NASD"). No Marketing Materials when used in accordance with their intended use contained or contain an untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (cc) This Agreement and each of the Company Agreements comply in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations adopted by the Commission under the Advisers Act (the "Advisers Act Rules and Regulations").

          (dd) The Company will comply in all material respects with all applicable terms of the Sarbanes-Oxley Act of 2002 and will use its reasonable best efforts to cause the Company's directors and officers, in their capacities as such, to comply in all material respects with such applicable terms of the Sarbanes-Oxley Act of 2002.

          (ee) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), no director or officer of the Company is an "interested person" (as defined in the 1940 Act) of the Company or an "affiliated person" (as defined in the 1940 Act) of you.

          2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE INVESTMENT
ADVISER.

          (a) The Investment Adviser has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly registered and qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business as described in the Registration Statement and the Prospectus (and any amendment or supplement to either) requires such

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qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct the business as described in the Registration Statement and the Prospectus (and any amendment or supplement to either).

          (b) The Investment Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting under the Company Agreements (to which such Investment Adviser is a party) or the Advisory Agreement (to which the Investment Adviser is a party) as contemplated by the Registration Statement and the Prospectus (or any amendment or supplement thereto).

          (c) This Agreement, the Company Agreements (to which the Investment Adviser is a party) and the Advisory Agreement have each been duly authorized, executed and delivered by the Investment Adviser, and constitute valid and legally binding agreements of the Investment Adviser, enforceable against the Investment Adviser in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Investment Adviser's obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

          (d) The execution, delivery and performance of this Agreement, the Company Agreements (to which the Investment Adviser is a party) and the Advisory Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investment Adviser is a party or by which the Investment Adviser is bound or to which any of the property or assets of the Investment Adviser is subject, (ii) result in any violation of the provisions of the charter documents or by-laws of the Investment Adviser or (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Investment Adviser or any of its properties or assets, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Company Agreements (to which the Investment Adviser is a party) and the Advisory Agreement and the consummation of the transactions contemplated hereby and thereby.

          (e) The Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus (or any amendment or supplement thereto) and under this Agreement and the Company Agreements (to which the Investment Adviser is a party) and the Advisory Agreement.

          (f) The Investment Adviser carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its businesses and the value of its property and as is customary for companies engaged in similar businesses in similar industries.

          (g) The description of the Investment Adviser and its business, and the statements attributable to the Investment Adviser, in the Registration Statement and the Prospectus (and any amendment or supplement thereto) complied and comply in all material respects with the provisions of the Securities Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and did not and will not contain an untrue statement of a material fact necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading.

          (h) There are no legal or governmental proceedings pending to which the Investment Adviser is a party or of which any property or assets of the Investment Adviser is the subject which is reasonably likely to be determined adversely to the Investment Adviser and, if determined adversely to the Investment Adviser, would be reasonably likely to have a Material Adverse Effect; and to the best of the Investment Adviser's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

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                                        7

          (i) Since the date as of which information is given in the Registration Statement and the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, there have been no transactions entered into by the Investment Adviser which are material to the Company or the Investment Adviser in its capacity as investment adviser to the Company other than in the ordinary course of its business.

          (j) This Agreement, each of the Company Agreements (to which the Investment Adviser is a party) and the Advisory Agreement comply in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations.

          (k) Except as stated in this Agreement and in the Prospectus (and any amendment or supplement thereto), the Investment Adviser has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Stock to facilitate the sale or resale of the Stock.

          (l) The Investment Adviser is not (i) in violation of its charter documents or by-laws, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii), such defaults, events, violations or failures that in the aggregate would not reasonably be expected to have a Material Adverse Effect.

          (m) Neither the Investment Adviser nor any director, officer, agent, employee or other person associated with or acting on behalf of the Investment Adviser, to the knowledge of the Investment Adviser, has used any funds of the Investment Adviser for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from any funds of the Investment Adviser, violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (n) Neither the Investment Adviser nor any employee or agent of the Investment Adviser, to the knowledge of the Investment Adviser, has made any payment of funds of the Investment Adviser or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (o) The Investment Adviser does not know of any contracts, agreements or understandings between the Investment Adviser and any person that would give rise to a valid claim against the Investment Adviser or you for a brokerage commission, finder's fee or other like payment in connection with this offering of Stock.

          (p) The Investment Adviser owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses (collectively, the "Intellectual Property") necessary for the conduct of its business (as described in the Prospectus).

          (q) The description of the Investment Adviser and statements attributable to the Investment Adviser in all advertising, sales literature, promotional materials or any other materials or information (including "prospectus wrappers," "broker kits" and any roadshow or investor presentations), whether in oral, printed or electronic form, prepared or authorized in writing by the Investment Adviser for use in connection with the offering and sale of the Stock (collectively, the "Marketing Materials") complied and comply in all material respects with the applicable requirements of the Securities Act, the Securities Act Rules and Regulations and the rules and interpretations of the National Association of Securities Dealers, Inc. ("NASD"). No Marketing Materials when used in accordance with their intended use contained or contain an untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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                                        8

          3. PURCHASE OF THE STOCK. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell to you and you agree to purchase from the Company, the Stock. The price to be paid by you for the Stock shall be $[ ] per share. The Company shall not be obligated to deliver any of the Stock to be delivered on the Delivery Date (as hereinafter defined) except upon payment for all the Stock to be purchased on the Delivery Date as provided herein.

          4. OFFERING OF STOCK. Upon authorization by you of the release of the Stock, you propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

          5. DELIVERY OF AND PAYMENT FOR THE STOCK. Delivery of and payment for the Stock shall be made at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on the full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between you and the Company. This date and time are sometimes referred to as the "Delivery Date." On the Delivery Date, the Company shall deliver or cause to be delivered the certificate representing the Stock to you against payment to or upon the order of the Company of the purchase price by wire transfer of same day funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of your obligation hereunder. Upon delivery, the Stock shall be represented by one certificate registered in the name of Cede & Co., as nominee for The Depository Trust Company. The Company shall make the certificate representing the Stock available for inspection by you in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Delivery Date.

          6. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees that:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective under the Securities Act before the offering of the Stock may commence, to use its reasonable best efforts to cause the Registration Statement or such post-effective amendment to become effective under the Securities Act as soon as reasonably practicable; if the Registration Statement has become effective and the Prospectus contained therein omits certain information at the time of effectiveness pursuant to Rule 430A of the Securities Act Rules and Regulations, to file a Prospectus with the Commission pursuant to Rule 497(h) of the Securities Act Rules and Regulations as soon as reasonably practicable, not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; if the Registration Statement does not so omit such information, the Company will file a Prospectus pursuant to 497(c) or (j) of the Securities Act as soon as reasonably practicable, not later than the fifth business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise you, promptly after it receives notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop-order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop-order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

          (b) To furnish promptly to you and your counsel a signed copy of the Registration Statement each as originally filed with the Commission and each amendment thereto, including all financial statements, consents and exhibits thereto (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Agreement and (y) the date on which the distribution of the Stock is completed);

          (c) To deliver promptly to you such number of the following documents as you shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Acts, to notify you and, upon their request, to file such document and to prepare and furnish without charge to you and to any dealer in securities as many copies as you may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

          (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or you, be required by the Acts or requested by the Commission;

          (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 497 of the Securities Act Rules and Regulations, to furnish a copy thereof to you and your counsel and obtain your consent to the filing, which consent shall not be unreasonably withheld;

          (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to you an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Securities Act Rules and Regulations (including, at the option of the Company, Rule 158);

          (g) For a period of three years following the Effective Date, to furnish to you, to the extent such information is not freely available on the Internet, copies of all materials furnished by the Company to its shareholders and all public reports to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

          (h) Promptly, from time to time, to take such action as you may reasonably request to qualify the Stock for offering and sale under the securities laws of such United States jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (i) Except for the shares of Stock and any other shares of common or preferred stock of the Company issued to shareholders pursuant to the Company's Dividend Reinvestment and Cash Purchase Plan, for a period of 180 days from the date of the Prospectus, not to, without your prior written consent (which consent may be given or withheld in your sole discretion), directly or indirectly, (1) offer, sell or register with the Commission or announce an offering of any securities of the Company, or (2) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or reasonably could be expected to, result in the disposition by any person at any time in the future of any Stock or securities convertible into or exchangeable for Stock, or sell or grant options, rights or warrants with respect to any Stock or securities convertible into or exchangeable for Stock;

          (j) To apply the net proceeds from the sale of the Stock as set forth in the Prospectus under the heading "Use of Proceeds";

          (k) To comply with the undertaking set forth in paragraph 6 of Item 33 of Part C of the Registration Statement;

          (l) To use reasonable best efforts to cause the Stock, prior to the Delivery Date, to be assigned ratings of "AAA" by Fitch Ratings, Inc. ("Fitch") and "Aaa" by Moody's Investors Service, Inc. ("Moody's"), respectively;

          (m) The Company will direct the investment of the proceeds of the offering of the Stock in such a manner as to comply with the requirements of Subchapter M of the Code and, at all times since its inception, the Company has and intends to continue to qualify as a regulated investment company under Subchapter M of the Code.

          7. FURTHER AGREEMENT OF THE INVESTMENT ADVISER. The Investment Adviser covenants and agrees:

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                                       10

          (a) To apply the net proceeds from the sale of the Stock in a manner consistent with the investment objectives, policies and restrictions of the Company as set forth in the Prospectus.

          8. EXPENSES. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Acts of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) any fees charged by securities rating agencies for rating the Stock; (e) the fees and expenses of the Auction Agent as set forth in the Auction Agent Agreement; (f) the fees and expenses of your counsel, except that the payment for the fees and expenses of your counsel shall not exceed the lower of (i) 50% of the fees and expenses of your counsel or (ii) $35,000; and (g) all other costs and expenses of the Company incident to the performance of the obligations of the Company under this Agreement.

          9. CONDITIONS OF YOUR OBLIGATIONS. Your obligations hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company and the Investment Adviser contained herein, to performance by the Company and the Investment Adviser of their respective obligations hereunder, and to each of the following additional terms and conditions:

          (a) The Prospectus shall have been timely filed with no stop-order suspending the effectiveness of the Registration Statement or any part thereof, and no stop-order proceeding shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Company Agreements, the Advisory Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to your counsel, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (c) The Company shall have furnished to you and to Moody's and Fitch, as applicable, a 1940 Act ATP Asset Coverage Certificate and an ATP Basic Maintenance Certificate (each as defined in the Prospectus) each dated as of the business day preceding the date of original issue of the Stock and an Accountant's Certificate (as defined in the Prospectus) dated no later than the fifth business day following the date of the Certificates, and each in form and substance satisfactory to Moody's and Fitch, as applicable, and reasonably satisfactory to you.

          (d) Goodwin Procter LLP, as counsel to the Company, shall have furnished to you their written opinion, addressed to you and dated such Delivery Date, in form and substance reasonably satisfactory to you, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to transact business and is in good standing with the Secretary of The Commonwealth of Massachusetts;

                  (ii) As of the date of the opinion, the Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization and Information Regarding Senior Securities--Capitalization" and "Capitalization and Information Regarding Senior Securities--Pro-Forma Capitalization." All of the issued shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and non-assessable. The Stock being delivered on such Delivery Date to you hereunder has been duly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable;

                  (iii) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Stock pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel, except for the restrictions on transfer of Stock contained in the Auction Agent Agreement and certain restrictions set forth in the Articles Supplementary;

                  (iv) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings now pending or threatened to which the Company is a party or of which any property or assets of the Company are the subject which is reasonably likely to be determined adversely to the Company and, if determined adversely to the Company, would be reasonably likely to have a Material Adverse Effect other than as a result of fluctuations in the value of the Company's portfolio securities or other events affecting the issuers thereof;

                  (v) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion; any required filing of the Prospectus pursuant to Rule 497 of the Securities Act Rules and Regulations has been made in the manner and within the time period required by Rule 497; and to the knowledge of such counsel, no stop-order suspending the effectiveness of the Registration Statement or any part thereof has been issued by the Commission, and no proceeding for that purpose is pending or threatened by the Commission;

                  (vi) Each of the Registration Statement, the Prospectus and the 1940 Act Notification and any further amendments or supplements thereto made by the Company prior to such Delivery Date appeared on their face to be appropriately responsive in all material respects with the requirements of the Acts and the Rules and Regulations, except that such counsel expresses no opinion as to the financial statements, notes to financial statements, financial tables, other financial and statistical data and supporting schedules included therein or excluded therefrom or the exhibits to the Registration Statement or 1940 Act Notification;

                  (vii) The statements contained in the Registration Statement and the Prospectus (and any amendment or supplement thereto through the date of the opinion), under the headings "Description of ATP," "Auction Procedures" and "Description of Common Stock," insofar as such statements purport to summarize the provisions of the Maryland General Corporation Law, such statements are accurate in all material respects;

                  (viii) There are no contracts or other documents, known to such counsel, which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Acts or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

                  (ix) This Agreement and the Advisory Agreement have been duly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to the effect of
     (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer, and other similar laws relating to or affecting the rights and remedies of creditors generally,
     (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                  (x) The issue and sale of the Stock being delivered on such Delivery Date by the Company pursuant to this Agreement and the execution, delivery and performance by the Company of this Agreement, in accordance with its terms, and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or
     (iii) result in the material violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or instrumentality or body having jurisdiction over the Company or any of its properties or assets, except in the case of clauses (i) and (iii), such conflicts, breaches or violations that in the aggregate would not reasonably be expected to have a Material Adverse Effect; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the

     Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made;

                  (xi) This Agreement and the Advisory Agreement comply in all material respects with all applicable provisions of the 1940 Act, the Advisers Act, the 1940 Act Rules and Regulations and the Advisors Act Rules and Regulations.

                  (xii) There are no contracts, agreements or understandings, known to such counsel, between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement

                  (xiii) The Company is duly registered with the Commission under the 1940 Act as a closed-end, diversified management investment company;

                  (xiv) The statements made in the Prospectus and the Statement of Additional Information under the Caption "Taxation" have been reviewed by such counsel and to the extent they describe or summarize tax laws, legal conclusions, doctrines or practices of the United States, present a fair and accurate description or summary thereof as of the date of the opinion.

          In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Maryland and that such counsel is not admitted in the State of Maryland. To the extent such counsel deems proper and to the extent specified in such opinion, such counsel may rely, as to matters involving the application of laws of the State of Maryland, upon the opinion of Venable LLP or other counsel of good standing whom such counsel believes to be reliable and who is satisfactory to you; provided that (x) such reliance is expressly authorized by the opinion so relied upon and a copy of each such opinion is delivered to you and is, in form and substance, satisfactory to you and your counsel and (y) such counsel states in its opinion that it believes that it and you are justified in relying thereon.

          Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and (y) based on the foregoing and in such light of counsel's understanding of the applicable law and the experience such counsel has gained through its practice under the Acts, no facts have come to the attention of such counsel which have caused such counsel to believe that the Registration Statement (except for the financial statements, notes to financial statements, financial tables, other financial and statistical data and supporting schedules included therein or excluded therefrom or the exhibits to the Registration Statement, as to which such counsel need express no belief) as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except as stated above) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in clause (ix) above).

          (e) Counsel to the Investment Adviser shall have furnished to you their written opinion, addressed to you and dated such Delivery Date, in form and substance reasonably satisfactory to you, to the effect that:

                  (i) The Investment Adviser has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly registered and qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business as described in the Registration Statement and the Prospectus (and any amendment or supplement to either) requires such qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement to either);

                  (ii) The Investment Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting under the Company Agreements (only those to which the Investment Adviser is a party) or the Advisory Agreement as contemplated by the Registration Statement and the Prospectus (or any amendment or supplement thereto);

                  (iii) The description of the Investment Adviser, and its business, and the statements attributable to the Investment Adviser, in the Registration Statement and the Prospectus (and any amendment or supplement thereto) complied and comply in all material respects with the provisions of the Securities Act, the 1940 Act, the Advisors Act, the Rules and Regulations and the Advisor's Rules and Regulations.

                  (iv) This Agreement and the Advisory Agreement have each been duly authorized, executed and delivered by the Investment Adviser, and constitute the valid and legally binding agreements of the Investment Adviser, enforceable against the Investment Adviser in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Investment Adviser's obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles;

                  (v) The execution, delivery and performance of this Agreement and the Advisory Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investment Adviser is a party or by which the Investment Adviser is bound or to which any of the property or assets of the Investment Adviser is subject, (ii) result in any material violation of the provisions of the charter documents or by-laws of the Investment Adviser or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Investment Adviser or any of its properties or assets, except in the case of clauses (i) and (iii), such conflicts, breaches and violations that in the aggregate would not reasonably be expected to have a Material Adverse Effect; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by you, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Advisory Agreement and the consummation of the transactions contemplated hereby and thereby; and

                  (vi) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Investment Adviser is a party or of which any property or assets of the Investment Adviser is the subject which is reasonably likely to be determined adversely to the Investment Adviser and, if determined adversely to the Investment Adviser, would be reasonably likely to have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America and the General Corporation Law of the State of Maryland. To the extent such counsel deem proper and to the extent specified in such opinion, such counsel may rely, as to matters involving the application of laws of the State of Maryland upon the opinion of Piper Rudnick LLP or other counsel of good standing whom such counsel believe to be reliable and who are satisfactory to you; provided that (x) such reliance is expressly authorized by the opinion so relied upon and a copy of each such opinion is delivered to you and is, in form and substance, satisfactory to them and their counsel and (y) such counsel state in their opinion that they believe that they and you are justified in relying thereon.

          Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Investment Adviser in connection with the preparation of portions of the Registration Statement describing the Investment Adviser and statements attributable to the Investment Adviser ("Adviser Disclosure") and (y) based on the foregoing, no facts have come to the attention of such counsel which would lead such counsel to believe that the Adviser Disclosure in the Registration Statement (except for the financial statements and related schedules therein, as to which such counsel need express no belief) as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Adviser Disclosure in the Prospectus (except as stated above) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

          (f) You shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (g) At the time of execution of this Agreement, you shall have received from KPMG LLP a letter or letters, in form and substance satisfactory to you, addressed to you and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (h) With respect to the letter or letters of KPMG LLP referred to in the preceding paragraph and delivered to you concurrently with the execution of this Agreement (the "initial letters"), the Company shall have furnished to you a letter (the "bring-down letter") of such accountants, addressed to you and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

          (i) The Company shall have furnished to you a certificate, dated such Delivery Date, of its President or a Vice President and its Treasurer stating that:

                  (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Section 9(a) have been fulfilled; and

                  (ii) They have carefully examined the Registration Statement and the Prospectus and no facts have come to their attention which lead them to believe that (A) as of the Effective Date, the Registration Statement or the Prospectus included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date, an event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which has not been so set forth.

          (j) The Company has not sustained since the date of the latest audited financial statements included in the Prospectus (A) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and other than as a result of the fluctuations in the value of the Company's portfolio securities or other events affecting the issuers thereof, or (B) since such date, there has not been any material adverse change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity, results of operations, or business of the Company, other than as a result of the fluctuations in the value of the Company's portfolio securities or other events affecting the issuers thereof, and otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (k) The Investment Adviser shall have furnished to you a certificate, dated such Delivery Date, of its Chairman of the Board of Directors, its President, its Chief Executive Officer or a Vice President stating that:

                  (i) The representations, warranties and agreements of the Investment Adviser in Sections 1 and 2 are true and correct as of such Delivery Date; and the Investment Adviser has complied with all its agreements contained herein;

                  (ii) They have carefully examined the disclosure in the Registration Statement and the Prospectus relating to the Investment Adviser and, in their opinion (A) as of the Effective Date, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which has not been so set forth; and

                  (iii) Such Investment Adviser is not (i) in violation of its charter documents or by-laws, (ii) in material default, and no event has occurred which, with notice or lapse of time or both, would constitute such a material default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in material violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), such defaults, events, violations or failures that in the aggregate would not reasonably be expected to have a Material Adverse Effect.

          (l) The Investment Adviser shall have furnished to you a certificate, dated the date hereof, of its Chairman of the Board of Directors, its President, its Chief Executive Officer or a Vice President stating that:

                  (i) The signatory to this Agreement is a duly elected and qualified officer of the Investment Adviser and such officer is duly authorized to execute and deliver this Agreement on behalf of the Investment Adviser.

          (m) Neither the Company nor the Investment Adviser shall have failed at or prior to the Delivery Date to have performed or complied with any of the covenants contained herein and required to be performed or complied with by them at or prior to the Delivery Date.

          (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States as to make it, in your judgment, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, or any other calamity or crisis as to make it, in your judgment, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (o) You shall not have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading and which the Company has failed to or refused to correct in due course after its receipt of such disclosure by you.

          (p) The Company and the Investment Adviser shall have furnished to you such further certificates, documents and opinions of counsel as you shall reasonably request (including certificates of officers of the Company and the Investment Adviser).

          (q) All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to your counsel, Simpson Thacher & Bartlett LLP.

          10. INDEMNIFICATION AND CONTRIBUTION. (a) The Company shall indemnify and hold harmless you, your directors, officers and employees and each person, if any, who controls you within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which you, your director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto including information deemed to be a part of the Registration Statement pursuant to Rule 430A of the Securities Act Rules and Regulations, if applicable, or (B) in any Marketing Materials distributed on behalf of the Company with the written consent of the Company, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials distributed on behalf of the Company with the written consent of the Company, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by you in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by you through your negligence or willful misconduct, and shall reimburse you and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by you, or such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning you furnished to the Company by you specifically for inclusion therein which information consists solely of the information specified in Section 10(e); or (ii) results solely from an untrue statement of material fact contained in, or the omission of a material fact from, a Preliminary Prospectus, which untrue statement or omission was corrected in the Prospectus (as then amended or supplemented) if the Company shall sustain the burden of proving that (A) you sold Stock to the person alleging such loss, claim, damage, liability or action without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented), (B) within a reasonable amount of time prior to such sale or such confirmation, the Company had furnished to you copies of the corrected

Prospectus which, if delivered, would have cured the defect giving rise to such loss, claim, damage, liability or action, and (C) you failed to deliver such corrected Prospectus. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

          (b) The Investment Adviser shall indemnify and hold harmless you, your directors, officers and employees and each person, if any, who controls you within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage or liability, or action relating to purchases and sales of Stock), to which you, your director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact relating to the Investment Adviser contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, including information deemed to be a part of the Registration Statement pursuant to Rule 430A of the Rules and Regulations, if applicable, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact relating to the Investment Adviser required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the written information furnished to the Company and you by the Investment Adviser specifically for inclusion therein, and shall reimburse you and each such director, officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by you, or such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Investment Adviser may otherwise have to you or to any of your directors, officers, employees or controlling persons.

          (c) You shall indemnify and hold harmless the Company, Investment Adviser, and each of their respective officers, employees, and directors, and each person, if any, who controls the Company and Investment Adviser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, Investment Adviser or any of their directors, officers or controlling persons may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company and the Investment Adviser by you or on your behalf specifically for inclusion therein, which information is limited to the information set forth in
Section 10(f), and shall reimburse the Company, Investment Adviser and any such directors, officers or controlling persons for any legal or other expenses reasonably incurred by the Company and Investment Adviser or any of their directors, officers or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which you may otherwise have to the Company and Investment Adviser or any such director, officer, employee or controlling person.

          (d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party, its directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party and such directors, officers, employees and controlling persons under this Section 10 if such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it and its directors, officers, employees and controlling persons, which are different from or additional to those available to the indemnifying party, and in the reasonable judgment of such counsel it is advisable for such indemnified party and its directors, officers, employees and controlling persons to employ separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 10(a),
(b), (c) and (d) shall use its reasonable best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b), or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Investment Adviser and you from the offering of Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Investment Adviser and you with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Investment Adviser and you with respect to such offering shall be deemed to be in the same proportion as (x) the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, (y) the investment advisory fee payable to the Investment Adviser for the preceding 12-month period or reasonable fees, estimated if necessary, for a 12-month period, and (z) the total underwriting discounts and commissions received by you with respect to the Stock purchased under this Agreement, respectively, in the case of (x) and (z) as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Investment Adviser or you, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Investment Adviser and you agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by you and distributed to the public was offered to the public exceeds the amount of any damages which you have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Your obligations to contribute as provided in this Section 10(e) are several in proportion to your respective underwriting obligations and not joint.

          (f) You confirm that the statements with respect to the public offering of the Stock set forth on the cover page of, and under the caption "Underwriting" in, the Prospectus, are correct and constitute the only information furnished in writing to the Company by you or on your behalf specifically for inclusion in the Registration Statement and the Prospectus.

          11. TERMINATION. Your obligations hereunder may be terminated by you by notice given to and received by the Company prior to delivery of and payment for the Stock, if prior to that time (i) the Company or the Investment Adviser shall have failed, refused or been unable to perform any agreement on their part to be performed hereunder, (ii) any of the events described in Sections 9(j) or 9(m) have occurred or (iii) you decline to purchase the Stock for any reason permitted under this Agreement. This Agreement will automatically and immediately terminate in the event of its assignment.

          12. REIMBURSEMENT OF YOUR EXPENSES. If the Company shall fail to tender the Stock for delivery to you for any reason permitted under this Agreement, or you shall decline to purchase the Stock for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 11), the Company shall reimburse you for the fees and expenses of your counsel as shall have been incurred by you in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to you, except that such payment shall not exceed the lower of (i) 50% of the fees and expenses of your counsel or (ii) $35,000.

          13. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (i) if to you, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: 646-758-4231);

                  (ii) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Ellen E. Terry (Fax: (617) 263-6402); and

                  (iii) if to the Investment Adviser, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Investment Adviser set forth in the Registration Statement, Attention: Darrell N. Braman (Fax: (410) 345-6575).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

          14. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon you, the Company, the Investment Adviser and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(a) the representations, warranties, indemnities and agreements of the Company and the Investment Adviser contained in this Agreement shall also be deemed to be for the benefit of your officers and employees and the person or persons, if any, who control you within the meaning of Section 15 of the Securities Act, and
(b) your indemnity agreement contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and the Investment Adviser and any person controlling the Company or the Investment Adviser within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          15. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company, the Investment Adviser and you contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          16. DEFINITION OF "BUSINESS DAY." For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

          17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New York.

          18. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          19. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement among the Company, the Investment Adviser and you, please indicate your acceptance in the space provided for that purpose below.


                                  Very truly yours,

                                  THE NEW AMERICA HIGH INCOME FUND, INC.


                                  By:
                                      -----------------------------------
                                      Title:

                                  T. ROWE PRICE ASSOCIATES, INC.


                                  By:
                                      -----------------------------------
                                      Title:


Accepted:

LEHMAN BROTHERS INC.


By:
   --------------------------------
   AUTHORIZED REPRESENTATIVE